Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Feldman Mall Properties, Inc.:

We consent to the incorporation by reference herein of our report dated September 29, 2004, with respect to the statement of revenues and certain operating expenses of the Colonie Center Mall for the year ended December 31, 2003, which report appears in the registration statement (No. 333-118246) on Form S-11/A of Feldman Mall Properties, Inc. dated December 15, 2004.

/s/ KPMG LLP

New York, New York
February 14, 2005